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                                                                       Exhibit 9

February 8, 2005

Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     FS Variable Annuity Account Nine  ("Depositor")
        First SunAmerica Life Insurance Company ("First SunAmerica") File Nos. 333-118221 and 811-21230
        AllianceBernstein Ovation Variable Annuity

Dear Madam/Sir:

Referring to this Pre-Effective Registration Statement on behalf of FS Variable Annuity Account Nine (the "Depositor") and the Registration Statement on Form N-4, accession number 0001193125-04-140426 (the "Registration Statement") filed August 13, 2004 on behalf of FS Variable Annuity Account Nine and having examined and being familiar with the Articles of Incorporation and By-Laws of First SunAmerica, the applicable resolutions relating to the Account and other pertinent records and documents, I am of the opinion that:

        1) First SunAmerica is a duly organized and existing stock life insurance company under the laws of the State of New York;

        2) the Account is a duly organized and existing separate account of First SunAmerica;

        3) the annuity contracts being registered by the Registration Statements will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of First SunAmerica, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am licensed to practice only in the State of California, and the foregoing opinions are limited to the laws of the State of California, the general opinions are limited to the laws of the State of California, the general corporate law of the State of New York and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement on Form N-4 of the Account.

Very truly yours,

/s/ CHRISTINE A. NIXON
-----------------------------------------
Christine A. Nixon
Senior Vice President, General Counsel & Secretary
First SunAmerica Life Insurance Company